Exhibit 99.1

Press Release Release Date: January 19, 2021

Uniti Group Inc. Announces Cash Tender Offer and

Solicitation of Consents Relating to its 8.25% Senior Notes due 2023

LITTLE ROCK, Ark. – Uniti Group Inc. (the “Company” or “Uniti”) (Nasdaq: UNIT) today announced that its subsidiaries, Uniti Group LP, Uniti Group Finance 2019 Inc. and CSL Capital, LLC (collectively, the “Issuers” and, together with the Company, “us” or “we”), have commenced a tender offer to purchase (the “Offer”) for cash, subject to certain terms and conditions, up to $750 million aggregate purchase price (the “Aggregate Maximum Tender Cap”) of the Issuers’ outstanding 8.25% Senior Notes due 2023 (the “Notes”).

In connection with the Offer, we also commenced the solicitation of consents (the “Consents”) of holders with respect to the Notes (the “Consent Solicitation”) to certain proposed amendments to the indenture for the Notes (the “Proposed Amendments”) described in the Statement (as defined below). The Proposed Amendments will, if adopted, among other things, eliminate substantially all of the restrictive covenants and certain events of default in the indenture. Effectiveness of the Proposed Amendments is subject to certain conditions described in the Statement, including receipt of the requisite number of Consents and the condition that no Notes validly tendered and not validly withdrawn in the Offer are subject to proration.

Each of the Offer and the Consent Solicitation is being made on the terms and conditions contained in an Offer to Statement and Consent Solicitation Statement dated January 19, 2021 (the “Statement”).

The following table sets forth certain terms of the Offer:

Notes	CUSIP Numbers(1)	Aggregate Maximum Tender Cap(2)	Aggregate Principal Amount Outstanding	Tender Consideration(3)	Early Tender Premium(3)	Total Consideration(3)(4)
8.25% Senior Notes due 2023	20341WAD7	$750,000,000	$1,110,000,000	$986.70	$30.00	$1,016.70

(1)	No representation is made as to the correctness or accuracy of the CUSIP number listed in this press release or printed on the Notes. They are provided solely for the convenience of Holders of the Notes.

(2)	Represents maximum aggregate purchase price for Notes to be accepted for purchase pursuant to the Offer, exclusive of Accrued Interest (as defined herein), which will be paid on Notes accepted for purchase by us as described herein.

(3)	Per $1,000 principal amount of Notes validly tendered (and not validly withdrawn) and accepted for purchase by us. Excludes Accrued Interest .

(4)	Includes the Early Tender Premium for Notes validly tendered at or prior to the Early Tender Deadline (and not validly withdrawn) and accepted for purchase by us.

The Offer expires on the Expiration Date, which is currently expected to occur at 11:59 p.m., New York City time, on February 16, 2021, unless extended, earlier expired or terminated by us in our sole discretion, and, in the case of extension of the Expiration Date, will be such date to which the Expiration Date is extended. Tenders of Notes submitted after the Expiration Date will not be valid.

Tendered Notes may be withdrawn and Consents delivered may be revoked at or prior to 5:00 p.m., New York City time, on February 1, 2021 (such time and date, as the same may be extended by us in our sole discretion, the “Withdrawal Deadline”), but may not thereafter be validly withdrawn or revoked, except as provided in the Statement or required by applicable law.

Holders of Notes that are validly tendered and not validly withdrawn at or prior to 5:00 p.m., New York City time, on February 1, 2021 (such time and date, as the same may be extended by us, the “Early Tender Deadline”) and accepted for purchase pursuant to the Offer will receive the Tender Consideration set forth in the table above plus the early tender premium (the “Early Tender Premium” and, together with the Tender Consideration, the “Total Consideration”), subject to the terms and conditions of the Offer. Holders of Notes validly tendered and not validly withdrawn after the Early Tender Deadline but before the Expiration Date and accepted for purchase pursuant to the Offer will receive the Tender Consideration, but not the Early Tender Premium.

We reserve the right to, but are under no obligation to, at any time after the Early Tender Deadline and before the Expiration Date, accept for purchase Notes that have been validly tendered and not validly withdrawn at or prior to the Early Tender Deadline on a date determined at our option (the ‘“Early Settlement Date” and each of the Early Settlement Date and the Final Settlement Date, the “Settlement Date”). We currently expect the Early Settlement Date, if any, to occur on February 2, 2021.

If purchasing all of the validly tendered and not validly withdrawn Notes would cause the Aggregate Maximum Tender Cap to be exceeded, we will accept Notes on a pro rata basis so as to not exceed the Aggregate Maximum Tender Cap, subject to the conditions for the Offer. Furthermore, if the Aggregate Maximum Tender Cap is reached or exceeded at or prior to the Early Tender Deadline, no Notes tendered after the Early Tender Deadline will be accepted for purchase unless we increase the Aggregate Maximum Tender Cap in our sole discretion.

Provided that the conditions to the Offer for the Notes have been satisfied or waived by us, all Holders whose Notes are accepted for purchase by the Issuers will receive payment of (i) the Total Consideration or the Tender Consideration, and (ii) the accrued and unpaid interest up to, but not including, the Settlement Date for the Offer ("Accrued Interest”). The Final Settlement Date is expected to occur promptly following the Expiration Date, and is currently expected to occur on February 18, 2021.

The Issuers’ obligation to accept for purchase, and to pay for, Notes that are validly tendered and not validly withdrawn pursuant to the Offer is subject to the conditions described in the Statement, including the Financing Condition. The satisfaction of this condition requires the receipt by the Issuers prior to the Expiration Date (or Early Settlement Date, if we elect to have an early settlement), on terms satisfactory to it in its sole discretion, of a minimum of $750.0 million in gross proceeds from a concurrent debt financing (the “Debt Financing”). The Issuers may, but are under no obligation, to increase the Aggregate Maximum Tender Cap based on the proceeds we receive from the sale of the Debt Financing. Withdrawal rights would not be extended in those circumstances. However, the Offer is not conditioned on any minimum amount of Notes being tendered or the receipt of requisite Consents to adopt the Proposed Amendments. The Offer may be amended, extended or terminated individually by us in our sole discretion.

In connection with the Offer and Consent Solicitation, Citigroup Global Markets Inc. is acting as the dealer manager for the Offer and solicitation agent for the Consent Solicitation (collectively, the "Dealer Manager and Solicitation Agent"). Global Bondholder Services Corporation is serving as the information and tender agent (the "Information and Tender Agent"). Requests for assistance or copies of the Statement or any other documents related to the Offer and Consent Solicitation may be directed to the Information and Tender Agent at (866) 924-2200 or contact@gbsc-usa.com.  Questions or requests for assistance in relation to the Offer and Consent Solicitation may be directed to the Dealer Manager and Solicitation Agent at (212) 723-6106 (collect) or (800) 558-3745 (toll-free).

The Offer is not being made to Holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Issuer by the Dealer Manager and Solicitation Agent, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

This press release does not constitute an offer to purchase securities or a solicitation of an offer to sell any securities or an offer to sell or the solicitation of an offer to purchase any new securities, nor does it constitute an offer or solicitation in any jurisdiction in which such offer or solicitation is unlawful. Capitalized terms used in this press release but not otherwise defined herein have the meanings assigned to them in the Statement.

None of the Company, the Issuers, the Information and Tender Agent, the Dealer Manager and Solicitation Agent or the trustee (nor any of their respective directors, officers, employees or affiliates) makes any recommendation as to whether Holders should tender their Notes pursuant to the Offer or consent pursuant to the Consent Solicitation, and no one has been authorized by any of them to make such a recommendation. Holders must make their own decisions as to whether to tender their Notes or consent to the Proposed Amendments, and, if so, the principal amount of Notes in respect of which to take such actions.

ABOUT UNITI

Uniti, an internally managed real estate investment trust, is engaged in the acquisition and construction of mission critical communications infrastructure, and is a leading provider of wireless infrastructure solutions for the communications industry.  As of September 30, 2020, Uniti owns 6.7 million fiber strand miles and other communications real estate throughout the United States. Additional information about Uniti can be found on its website at www.uniti.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time. Those forward-looking statements include all statements that are not historical statements of fact, including those regarding the intended conduct, timing, terms and financing of the Offer and Consent Solicitation and any future actions by us in respect of the Notes.

Words such as "anticipate(s)," "expect(s)," "intend(s)," “estimate(s),” “foresee(s),” "plan(s)," "believe(s)," "may," "will," "would," "could," "should," "seek(s)" and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Factors which could materially alter our expectations include, but are not limited to, the receptiveness of the holders of the Notes to the Offer and the Consent Solicitation; the possibility that the Offer is not consummated on the anticipated terms, if at all; the future prospects of Windstream Holdings, Inc. (together with Windstream Holdings II, LLC, its successor in interest, and its subsidiaries, “Windstream”); changes in the accounting treatment of our settlement with Windstream; our ability to delever and achieve the ‘covenant reversion date’ under our secured notes due 2025, which would permit us to pay additional dividends to shareholders; the ability and willingness of our customers to meet and/or perform their obligations under any contractual arrangements entered into with us, including master lease arrangements; the ability of our customers to comply with laws, rules and regulations in the operation of the assets we lease to them; the ability and willingness of our customers to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant; the adverse impact of litigation affecting us or our customers; our ability to renew, extend or obtain contracts with significant customers (including customers of the businesses we acquire); the availability of and our ability to identify suitable acquisition opportunities and our ability to acquire and lease the respective properties on favorable terms; the risk that we fail to fully realize the potential benefits of acquisitions or have difficulty integrating acquired companies; our ability to generate sufficient cash flows to service our outstanding indebtedness; our ability to access debt and equity capital markets (including to fund required payments pursuant to our settlement with Windstream); the impact on our business or the business of our customers as a result of credit rating downgrades and fluctuating interest rates; our ability to retain our key management personnel; our ability to qualify or maintain our status as a real estate investment trust (“REIT”); changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; covenants in our debt agreements that may limit our operational flexibility; our expectations regarding the effect of the COVID-19 pandemic on our results of operations and financial condition; other risks inherent in the communications industry and in the ownership of communications distribution systems, including potential liability relating to environmental matters and illiquidity of real estate investments; and additional factors described in our reports filed with the U.S. Securities and Exchange Commission.

Uniti expressly disclaims any obligation to release publicly any updates or revisions to any of the forward-looking statements set forth in this press release to reflect any change in its expectations or any change in events, conditions or circumstances on which any statement is based.

INVESTOR AND MEDIA CONTACTS:

Mark A. Wallace, 501-850-0866

Executive Vice President, Chief Financial Officer & Treasurer

mark.wallace@uniti.com

Bill DiTullio, 501-850-0872

Vice President, Finance and Investor Relations

bill.ditullio@uniti.com

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